Exhibit 1.1

ORION OFFICE REIT INC.

(a Maryland corporation)

ORION OFFICE REIT LP

(a Maryland limited partnership)

$100,000,000

Shares of Common Stock

(par value $0.001 per share)

EQUITY DISTRIBUTION AGREEMENT

November 15, 2022

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

As Agents

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

The Bank of Nova Scotia

c/o Scotia Capital (USA) Inc.

44 King Street West

Toronto, Ontario, Canada M5H 1H1

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Wells Fargo Bank, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:

Each of Orion Office REIT Inc., a Maryland corporation (the “Company”), and Orion Office REIT LP, a Maryland limited partnership (the “Operating Partnership”), confirms its agreement with (i) each of J.P. Morgan Securities LLC (“JPM”), Mizuho Securities USA LLC (“Mizuho”), Scotia Capital (USA) Inc. (“Scotia”), TD Securities (USA) LLC (“TD Securities”) and Wells Fargo Securities, LLC (“Wells Fargo”) (each, an “Agent,” and collectively, the “Agents”) and (ii) each of JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, The Bank of Nova Scotia, The Toronto-Dominion Bank and Wells Fargo Bank, National Association (each, a “Forward Purchaser,” and collectively, the “Forward Purchasers”), in each case on the terms set forth in this Equity Distribution Agreement (this “Agreement”) and any Terms Agreement (as defined below), if applicable. For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through any Agent acting as forward seller for the respective Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to an Agent acting as sales agent shall also be deemed to apply to an Agent when acting as forward seller, mutatis mutandis. Unless the context requires otherwise, references herein to the “relevant” or “applicable” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as a Forward Purchaser or, if applicable, such Agent acting as a Forward Purchaser.

As used herein, the term “subsidiary” means a corporation, real estate investment trust, partnership or limited liability company of which a majority of the outstanding voting stock or beneficial, partnership or membership interests, as the case may be, is owned or controlled, directly or indirectly, by the Company or by one or more other subsidiaries of the Company, including, without limitation, the Operating Partnership.

SECTION 1. Description of Shares. The Company proposes to (i) issue and sell through or to the Agents, as sales agents and/or principals, shares (the “Primary Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) instruct any Agent, acting as forward seller, to offer and sell borrowed shares of Common Stock (any such shares, the “Forward Hedge Shares,” and, together with the Primary Shares, the “Shares”), in each case on terms set forth in this Agreement, any Forward Contract (as defined below) and any Terms Agreement. The aggregate gross sales price of Shares that may be sold pursuant to this Agreement and any Terms Agreement shall not exceed $100,000,000 (the “Maximum Amount”). The Company agrees that whenever it determines to sell the Shares directly to an Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to that Agent and the Company, relating to such sale in accordance with Section 3 of this Agreement.

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The Company may also enter into one or more forward stock purchase transactions (each, a “Forward”) with any of the Forward Purchasers as set forth in separate master forward sale confirmations, each substantially in the form of Exhibit A hereto (each, a “Master Confirmation,” and collectively, the “Master Confirmations”) together with supplemental confirmations for each Forward, each substantially in the form of the supplemental confirmation included as an annex to Exhibit A (each, a “Supplemental Confirmation,” and, together with the Master Confirmation in respect of each Forward, a “Forward Contract”). In connection therewith, the Company and each Agent understand that such Agent or an affiliate thereof will attempt to borrow and then offer and sell, as forward seller on behalf of the applicable Forward Purchaser, the applicable Forward Hedge Shares for sale on the terms and conditions stated herein. Any Common Stock to be delivered by the Company to any Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Forward Contract are hereinafter sometimes called “Confirmation Shares.”

SECTION 2. Representations and Warranties of the Company. The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with the Agents and the Forward Purchasers that:

(a) A shelf registration statement (the “registration statement”) on Form S-3 (currently File No. 333- 268121, but including any replacement thereof that is filed upon the expiration of such shelf registration statement) in respect of the Shares, including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), and the registration statement has been declared effective by the Commission. The registration statement contains certain information concerning the offering and sale of the Common Stock, including the Shares, and contains additional information concerning the Company and its business; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or threatened by the Commission in connection with the offering of the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein means, collectively, the various parts of the registration statement, each as amended at the date of effectiveness for such part under the Act, as well as any new registration statement, post-effective amendment or new shelf registration statement as may have been filed pursuant to Section 4(g) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B under the Act, to be part of the registration statement at such date of effectiveness. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Agents by the Company for use in connection with the offering and sale of the Shares which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the

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case may be, from and after the time it is first provided to the Agents for such use. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and any other “issuer free writing prospectus” (as defined in Rule 433 of the Act) that the Company and the Agents shall agree from time to time is a Permitted Free Writing Prospectus. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

(b) The Registration Statement complied, in all material respects, when it became effective, complies, in all material respects, as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Agents pursuant to Rule 430(B)(f)(2) of the Act, at each Settlement Date (as defined in Section 3(h) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, in all material respects, at the time it was or will be filed with the Commission, complies, in all material respects, as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends on each Settlement Date did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the

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period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus will comply, as of its date, as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects with the requirements of the Act; at no time during the period that begins on the date of each Permitted Free Writing Prospectus and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of any Shares did or will such Permitted Free Writing Prospectus include any information that conflicted or will conflict with any information contained in the Registration Statement, the Prospectus or any Incorporated Document or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Agents expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Company, the Agents and the Forward Purchasers agree that the only information furnished or to be furnished by or on behalf of the Agents or the Forward Purchasers expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is the names of the Agents and the Forward Purchasers.

(c) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 164 under the Act, and (iv) at the date hereof, the Company is and will meet the conditions for the use of Form S-3, as set forth in the General Instructions thereto. The Company has not received from the Commission any notice pursuant to Rule 401(g)(1) under the Act objecting to the use of the form of the Registration Statement or any post-effective amendment thereto.

(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or

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use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses, including electronic road shows furnished to the Agent before first use; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Agents, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Agents are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby are “issuer free writing prospectuses” as defined in Rule 433 of the Act.

(e) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Prospectus and the General Disclosure Package; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws in all material respects and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Primary Shares are, and any Confirmation Shares will upon delivery by the Company to the applicable Forward Purchaser be, duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”).

(f) Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, real estate investment trust or partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus or the General Disclosure Package except where the failure to be in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”), except as set forth in or contemplated in the Registration Statement, the Prospectus or the General Disclosure Package (exclusive of any supplement thereto).

(g) Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation, limited liability company, real estate investment trust or partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, (i) have a Material Adverse Effect.

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(h) Except as set forth in the Registration Statement, the Prospectus or the General Disclosure Package, the Company indirectly or directly owns all of the issued and outstanding capital stock or other equity interests of each of its subsidiaries; other than the capital stock or other equity interests of its subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity except for interests in unconsolidated joint ventures or such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets or business prospects of the Company and its subsidiaries, taken as a whole; complete and correct copies of the organizational documents of the Company and its subsidiaries and all amendments thereto have been delivered to the Agents; all of the outstanding shares of capital stock or equity interests, as the case may be, of each of its subsidiaries have been duly authorized and validly issued (in the case of subsidiaries that are corporations) are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company or its subsidiaries, in each case free and clear of any security interest, mortgage pledge, lien or other encumbrance or adverse claims; the Company is the sole general partner and a more than 90% owner of the Operating Partnership; except for transactions described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any transactions in connection with the redemption of partnership interests in the Operating Partnership (“Units”), dividend reinvestment plans, stock option, and other employee benefit plans, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Company or any of its subsidiaries are outstanding; and the Operating Partnership is the only “significant subsidiary” of the Company as defined by Rule 1-02 of Regulation S-X under the Act.

(i) The Shares to be sold through the Agents, as sales agents and/or principals, or acting as forward sellers, have been duly and validly authorized for issuance and/or sale to the Agents pursuant to this Agreement, any Terms Agreement and any Forward Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, any Terms Agreement and any Forward Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter (the “Charter”) (other than the transfer and ownership restrictions set forth in Article VI of the Company’s Charter), the Company’s Amended and Restated Bylaws (the “Bylaws”) or other instrument to which the Company is a party. No holder of shares of capital stock of the Company will be subject to personal liability solely by reason of being such a holder.

(j) A number of shares of Common Stock equal to the aggregate Share Cap (as defined in any relevant Forward Contract) under all outstanding Forward Contracts have been duly and validly authorized and reserved for issuance and, such Confirmation Shares, when issued and delivered by the Company to the Forward Purchaser pursuant to the relevant Forward Contract, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of such Forward Contract, will have been duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; and any Confirmation Shares when issued and delivered against payment therefor as provided herein and in the relevant Forward Contract, will be free of any restriction upon the voting or transfer thereof pursuant to the Charter (other than the transfer and ownership restrictions set forth in Article VI of the Charter) or the Bylaws or any agreement or other instrument to which the Company is a party. No holder or beneficial owner of the Shares or the Confirmation Shares will be subject to personal liability solely by reason of

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being such a holder or beneficial owner. The issuance, sale and/or delivery by the Company of the Confirmation Shares to a Forward Purchaser or its affiliate in settlement of each Forward Contract in accordance with the terms thereof and the delivery by the Forward Purchaser or its affiliates of the Confirmation Shares, during the term of and at settlement of such Forward Contract, to close out open borrowings of Common Stock created in the course of the hedging activities created by the Forward Purchaser or its affiliate relating to its exposure under such Forward Contract will not require registration under the Act. The Company will not have an obligation to file a prospectus supplement pursuant to Rule 424(b) of the Act in connection with any Confirmation Shares delivered to the Forward Purchaser or its affiliates by the Company upon such settlement, and no prospectus supplement will be required to be filed under Rule 424(b) of the Act in connection with any Confirmation Shares delivered by the Forward Purchaser or its affiliate to close out open borrowings created in the course of the hedging activities created by the Forward Purchaser or its affiliate relating to its exposure under any Forward Contract, assuming in each case that such Agent acting in the capacity as a forward seller complied with Rule 173 of the Act in connection with the sales of Shares.

(k) The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package; and the certificates, if any, for the Shares comply in all material respects with the applicable requirements of the Charter, the Bylaws and applicable Maryland law.

(l) Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized, no later than the date on which the grant of such Stock Option was by its terms to be effective, by all necessary corporate action, including, as applicable, approval by the Company’s board of directors of the Company (or a duly constituted and authorized committee thereof) by the necessary number of votes or written consents, (ii) each such grant was made in accordance with the terms of the Company Stock Plan under which it was granted, the Act, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE (iii) no Stock Options have been granted with an exercise price based upon a price of the Common Stock on a date occurring prior to the date of approval of such grant, and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or any of its subsidiaries or their results of operations or prospects.

(m) Each of the Company and the Operating Partnership has full requisite power and authority to enter into this Agreement and each Master Confirmation. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. This Agreement constitutes a valid and binding agreement of the Company and the Operating Partnership and is enforceable against the Company and the Operating Partnership in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Each Master Confirmation has been, and each Supplemental Confirmation thereunder will have been, duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company and will be enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

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(n) Neither the Company nor any of its subsidiaries is in breach or violation of, or in default, under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter, bylaws, certification of limited partnership, partnership agreement, certificate of limited liability company or limited liability company agreement (or equivalent operating document) or other organizational documents, or (B) any indenture, mortgage, deed of trust, note agreement, loan agreement, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract, obligation, covenant or other agreement or instrument to which it is a party or by which it or any of its properties is subject, or (C) any statute, law, regulation, rule judgment, order or decree of any court, governmental agency, regulatory body, administrative agency, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties or assets (except, in the case of clauses (B) and (C), in any case in which it would not have a Material Adverse Effect, or except, in the case of clauses (A), (B) and (C), as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)).

(o) The execution and delivery by the Company and the Operating Partnership of, and performance of their respective obligations under, this Agreement and any Forward Contract, the issuance and sale of the Primary Shares and the consummation of the transactions contemplated hereby, by any Terms Agreement and by any Forward Contract will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any real property owned, directly or indirectly, by the Company or any of its subsidiaries (the “Property”) or assets of the Company or any subsidiary pursuant to) (A) the charter, bylaws, certificate of limited partnership, partnership agreement, certificate of limited liability company or limited liability company agreement (or equivalent operating document) or other organizational documents, as the case may be, of the Company or any of its subsidiaries, or (B) any indenture, mortgage, deed of trust, note agreement, loan agreement, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract, obligation, covenant or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is subject, or (C) any statute, law, regulation, rule judgment, order or decree of any court, governmental agency, regulatory body, administrative agency, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of its or their respective properties or assets (except, in the case of clauses (B) and (C), in any case in which it would not have a Material Adverse Effect, or except, in the case of clauses (A), (B) and (C), as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)).

(p) (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental or regulatory authority, commission, board, body, authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of capital stock or other securities of the Company or any creditor of the Company, (C) no waiver or consent by any counterparty to any material contract that is an exhibit to the Registration Statement under Regulation S-K 601(b), and (D) no authorization, approval, vote or other consent of any

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other person or entity, is necessary or required for the execution, delivery or performance by the Company and the Operating Partnership of this Agreement, for the offering, issuance, sale or delivery of the Shares, or for the consummation of any of the transactions contemplated by this Agreement, any Terms Agreement or any Forward Contract, in each case on the terms contemplated by the Registration Statement and the Prospectus, except (i) such as have been obtained under the Act and the Exchange Act, (ii) such as may be required under state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Agents in the manner contemplated in this Agreement, and any Forward Contract or Terms Agreement, (iii) approval of listing of the Shares on the NYSE, and (iv) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(q) Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, (i) no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, (iii) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby; and (iv) there are no persons with co-sale rights, tag-along rights or other similar rights to have any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement, except in each case for such rights that have been duly waived in writing.

(r) Each of the Company and its subsidiaries possesses such licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory authorities, agencies or bodies necessary to conduct its respective business now operated by them, or proposed to be conducted by it (except in any case in which failure to possess such would not have a Material Adverse Effect, or except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)); and neither the Company nor any such subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(s) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there is no action, suit or proceeding before or by any court or governmental agency, regulatory commission, board, body or authority, domestic or foreign, now pending, or, to the Company’s knowledge, threatened in writing against the Company or any of its subsidiaries, any of their respective properties or assets or any of their respective officers or directors, which is material to the Company and its subsidiaries as a whole and is required to be disclosed in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus (other than as disclosed therein), or that, if determined adversely to the Company or any of its subsidiaries or any of their properties or assets or any of their respective officers or directors, will or would reasonably be expected to result in any Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company and its subsidiaries or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated herein or the performance by the Company of its obligations under this Agreement. Other than as disclosed in the Registration Statement, Prospectus or the General Disclosure Package, there are no pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which they or any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, that are, considered in the aggregate, material to the condition, financial or otherwise, or the earnings, assets or business prospects of the Company and its subsidiaries as a whole.

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(t) There is no franchise, contract or other document of the Company or its subsidiaries which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or to any report filed with the Commission under the Exchange Act which has not been so described or filed; and the statements in the Registration Statement, the Prospectus and the General Disclosure Package under the headings “Description of Capital Stock,” and “Material U.S. Federal Income Tax Considerations,” and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s Charter or Bylaws or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects.

(u) KPMG LLP and Deloitte & Touche LLP (collectively, the “Accountants”), the accounting firms that audited the financial statements and supporting schedules of the Company and certain office real properties and of related assets previously owned by subsidiaries of VEREIT, Inc. (“VEREIT Office Assets”), respectively, included in, or incorporated by reference into, the Registration Statement and the Prospectus, are each independent public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(v) The financial statements, together with related notes and schedules of the Company and its subsidiaries and of any companies, other entities or properties acquired or to be acquired by the Company, included in or incorporated by reference into, the Registration Statement, the Prospectus or the General Disclosure Package, present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and its subsidiaries and of such companies, entities and properties, as the case may be, at the indicated dates and for the indicated periods. Except as otherwise stated in the Registration Statement, the Prospectus or the General Disclosure Package, such financial statements have been prepared in compliance with the applicable requirements of the Act and the Exchange Act and in accordance with United States generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made (except to the extent that, in accordance with the Exchange Act and the rule and regulations thereunder, certain footnotes have been omitted from the financial statements included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package). The statistical data included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package (i) are based on or derived from the Company’s books and records or other sources that the Company has no reason to believe are unreliable or inaccurate in any material respect or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources. The supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package present fairly the information required to be stated therein. The summary, selected and other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of their respective entities presented therein. Pro forma financial information included in or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package has been prepared in accordance with the applicable requirements of the Act and the Exchange Act and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package that are not included or incorporated by reference as required under the Act and the rules and regulations

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thereunder or in any document required to be filed with the Commission under the Exchange Act or the rules and regulations thereunder. All disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(w) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, if any, there has not been, except as otherwise stated therein, (i) any material adverse change, in the condition, financial or otherwise, or the earnings, assets or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any casualty, loss, condemnation or other adverse event with respect to any Property, which is material to the Company and its subsidiaries as a whole, (iii) any transaction or acquisition entered into by the Company or its subsidiaries, other than those arising in the ordinary course of business, which is material to the Company and its subsidiaries taken as a whole, (iv) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and its subsidiaries taken as a whole, (v) with the exception of transactions in connection with stock options, employee benefit plans and dividend reinvestment plans, the issuance of shares of Common Stock upon the exchange of Units and the issuance of Units in connection with the acquisition of real or personal property, any material change in the capital stock or other equity interests of the Company or any Subsidiaries or (vi) except for dividends on the Common Stock and distributions in accordance with the organizational documents of the Company’s joint ventures with third parties, any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or any subsidiary.

(x) Neither the Company nor any of its subsidiaries is, or after giving effect to the application of proceeds from the sale of Primary Shares as described in the Prospectus and any proceeds received pursuant to any Forward Contract on any settlement date pursuant to such Forward Contract, in each case as described in the Prospectus, will be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”).

(y) The Company has been and is organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) for each of its taxable years beginning with the taxable year ended December 31, 2021, and its current and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) for the Company’s taxable year ending December 31, 2022 and each taxable year thereafter. Neither the Company nor any of its subsidiaries has taken any action which could cause the Company not to be able to qualify as a REIT for its current taxable year or any future taxable year. The Company currently intends to continue to qualify as a REIT under the Code.

(z) The Operating Partnership is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes throughout the period from its formation through the date hereof. Each of the subsidiaries that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) (“Subsidiary Partnerships”) is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes throughout the period from its formation through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

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(aa) (A) The Company and its subsidiaries have good and marketable title to all Properties (and improvements thereon), leasehold interests and general and limited partnership or limited liability company interests owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as are (i) described in the Registration Statement, the Prospectus or the General Disclosure Package, (ii) referred to in the title policies of such Properties, (iii) serving as security for loans described in the Registration Statement, the Prospectus or the General Disclosure Package, or (iv) immaterial to the value thereof or would not materially interfere with the use made or to be made thereof by the Company and its subsidiaries; (B) except as described in the Registration Statement, the Prospectus or the General Disclosure Package, all material contracts of the Operating Partnership and any subsidiary to provide leasing, property management and construction management services, general contractor services for third parties, and real estate development, construction and miscellaneous tenant services businesses (the “Related Businesses”), are enforceable by and in the name of the Operating Partnership or the applicable subsidiary, as the case may be, other than any unenforceability that would not have a Material Adverse Effect; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties or Related Businesses and the assets of the entities comprising the Company and its subsidiaries which are required to be disclosed in the Registration Statement, the Prospectus or the General Disclosure Package are disclosed therein; (D) except as described in the Registration Statement, the Prospectus or the General Disclosure Package, neither the Company nor any of its subsidiaries or, to the knowledge of the Company or the Operating Partnership, any tenant of any of the Properties is in default under any of the ground leases (as lessee) or space leases (as lessor) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, such Properties, and neither the Company nor any of its subsidiaries knows of any event, which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, other than such defaults that would not have a Material Adverse Effect; (E) except as described in the Registration Statement, the Prospectus or the General Disclosure Package, no tenant under any of the leases, pursuant to which the Company or any of its subsidiaries, as lessor, leases its property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect; (F) except as described in the Registration Statement, the Prospectus or the General Disclosure Package, each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; and (G) except as described in the Registration Statement, the Prospectus or the General Disclosure Package, neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any Properties, except such proceedings or actions that would not have a Material Adverse Effect.

(bb) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) used in the conduct of the Company’s business as now conducted or as proposed in the Registration Statement, the Prospectus and the General Disclosure Package to be conducted, except in any case in which such would not have a Material Adverse Effect. To the Company’s and the Operating Partnership’s knowledge: (a) there is no material infringement by third parties of any such Intellectual Property; (b) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a reasonable basis for any such claim;

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and (d) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

(cc) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is threatened or imminent, that would have a Material Adverse Effect; and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors which would reasonably be expected to have a Material Adverse Effect.

(dd) Except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, and except for activities, conditions, circumstances or matters that would not, individually or in the aggregate, have a Material Adverse Effect, each of the following is true and correct (taking into account the effects of any operation and maintenance, remediation, clean-up or similar plans that have been entered into in accordance with any applicable Environmental Laws (as defined herein)):

(i) To the knowledge of, respectively, the Company or the Operating Partnership, the Projects of the Company and its subsidiaries do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, any Environmental Laws.

(ii) The Company and its subsidiaries are in compliance with any and all applicable Environmental Laws.

(iii) The Company and its subsidiaries have and are in compliance with all permits, authorizations and approvals required under any Environmental Laws to conduct their respective businesses and all such permits, licenses and approvals remain in full force and effect.

(iv) The Company has not received any written notice with respect to any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notice of any actual or potential liability, investigations or proceedings relating to any Environmental Laws or Materials of Environmental Concern against the Company or any of its subsidiaries.

(v) To the Company’s and the Operating Partnership’s knowledge, (i) Materials of Environmental Concern have not been transported or disposed of from the Projects in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, and (ii) there has been no release or threat of release of Materials of Environmental Concern at or from the Projects, or arising from or related to the operations of the Company and its subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

(vi) Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

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“Environmental Laws” shall mean any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances (including, without limitation, asbestos-containing materials), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, as now or may at any time hereafter be in effect.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) responsible for the due administration and/or enforcement of any Environmental Law.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any pollutant, contaminant, hazardous or toxic substances, materials or wastes, infectious medical waste, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Project” shall mean any real estate asset owned or operated by the Operating Partnership or any subsidiary and operated or intended to be operated as an office property.

(ee) The Company or one of its subsidiaries has obtained title insurance on all of the properties owned by the Company and its subsidiaries in an amount that is commercially reasonable, except as described in the Registration Statement and the Prospectus or except, in each case, where the failure to maintain such title insurance would not reasonably be expected to have a Material Adverse Effect, and in each case such title insurance is in full force and effect.

(ff) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or any Master Confirmation or Terms Agreement or the issuance by the Company or sale by the Company of the Shares hereunder or thereunder.

(gg) Each of the Company and its subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to have been filed by them or have requested extensions thereof, (except in any case in which the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith by appropriate actions and as to which adequate reserves have been established by the Company and except to the extent that the failure to pay such taxes, assessments, fines or penalties would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(hh) Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Prospectus or the General Disclosure Package will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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(jj) Except, in each case, as described in or contemplated by the Registration Statement, the Prospectus or the General Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect: the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or any of its subsidiaries has any reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(kk) Except as disclosed in the Registration Statement, Prospectus or the General Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the knowledge of the Company or the Operating Partnership, any other party to any such contract or agreement.

(ll) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(mm) The assets of the Company do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(nn) The Company maintains and has maintained effective systems of “internal control over financial reporting” (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(oo) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls; the Company, its subsidiaries and, to the Company’s knowledge, the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(pp) Neither the Company or any of its subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, partner, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, benefit, or anything of value, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the laws and regulations thereunder (the “OECD Convention”), or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws. To the Company’s and the Operating Partnership’s knowledge, the Company and its subsidiaries have conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws.

(qq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(rr) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company or the Operating Partnership, any of their respective directors, officers or employees, agents, employees or affiliates or other persons associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or the Crimea regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). The Company will not, directly or indirectly, knowingly use the proceeds of the offering, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in any Sanctioned Country, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as sales agent, forward purchaser, forward seller, underwriter, advisor, investor or otherwise) of Sanctions. For the past three years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country.

(ss) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of ERISA and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except in any case in which failure to do such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)). The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA (except in any case in which such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)).

(tt) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Prospectus and the General Disclosure Package and except in any case which would not reasonably be expected to have a Material Adverse Effect.

(uu) The issuance and sale of the Primary Shares and the issuance and delivery of any Confirmation Shares as contemplated hereby and by each Forward Contract will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire capital stock or any other securities of the Company from the Company.

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(vv) The Company is in compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock on the NYSE and the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

(ww) Except pursuant to this Agreement and as described in the Registration Statement, the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company, the Operating Partnership or any subsidiaries and any person relating to a brokerage commission, finder’s fee or other like payment in connection with execution and delivery of this Agreement and any Master Confirmation, the consummation of the transactions contemplated hereby, by any Forward Contract or by the Registration Statement, or the offering, issuance and sale of the Shares.

(xx) Neither the Company nor any affiliate (as such term is defined in Rule 405 of the Act) of the Company has taken or will take, directly or indirectly, any action designed to or that would constitute or reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(yy) To the knowledge of the Company or the Operating Partnership, there are no affiliations or associations between on the one hand, any member of FINRA and, on the other hand, the Company or any of the Company’s officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(zz) The interactive data in eXtensible Business Reporting Language that have been filed with the Commission in connection with the documents incorporated by reference in the Registration Statement and the Prospectus fairly present the required information and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aaa) Except as disclosed in the Registration Statement, the Prospectus the General Disclosure Package, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware or software storing “personal data” or “personally identifiable information,” as such terms are defined under applicable law (including such data and information of their respective customers or employees maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by service providers on behalf of the Company and its Subsidiaries) (collectively, “IT Systems and Data”), (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except, in the case of clauses (A) and (B) only, as would not result in a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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Any certificate signed by any officer or other authorized signatory of the Company or any of the subsidiaries and delivered to the Agents, the Forward Purchasers or their counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Agents and/or Forward Purchasers, as applicable, as to the matters covered thereby as of the date or dates indicated in such certificate.

SECTION 3. Sale and Delivery of Securities.

(a) (i) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Primary Shares to or through the Agents, acting as sales agents on behalf of the Company and/or acting as principal, and each Agent agrees to use its commercially reasonable efforts to sell such Primary Shares from time to time. Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Markets, or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Stock, in negotiated transactions or in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Act, including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(ii) In addition, subject to the terms and conditions set forth herein and provided that the Company has entered into a Forward Contract with a Forward Purchaser with respect to a relevant Forward, the Company may, in consultation with the Forward Purchaser and the applicable Agent, instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Forward Hedge Shares borrowed from third parties to hedge such Forward Purchaser’s exposure under the Forward, as contemplated by the relevant Forward Instruction Notice (as defined in Section 3(b) hereof).

(b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company, the relevant Agent and the related Forward Purchaser, if applicable, on any day that (A) is a trading day for the NYSE (a “Trading Day”), (B) the Company has instructed such Agent by telephone (confirmed promptly by electronic mail or other method mutually agreed to by the parties) from any of the individuals listed as an authorized representative of the Company on Schedule B hereto (the “Authorized Company Representatives”) to make such sales, and (C) the Company has satisfied its covenants and conditions under Section 4 and Section 6 of this Agreement. On any Trading Day, the Company will designate the maximum amount of Primary Shares to be sold by the Agent effecting the sales on that day, as agreed to by such Agent, and notified to the Agents in writing, and the minimum price per share at which such Primary Shares may be sold. The Company may, in consultation with the relevant Forward Purchaser and the applicable Agent, instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Forward Hedge Shares borrowed from third parties to establish a commercially reasonable hedge of such Forward Purchaser’s exposure under the Forward, consistent with the instruction substantially in the form of Exhibit C hereto (or such other form as the Company, such Agent and the related Forward Purchaser shall agree) (the “Forward Instruction Notice”). Such Forward Instruction Notice shall specify the Forward Hedge Selling Period (as defined below), the number of Forward Hedge Shares to be sold by such Agent over the Forward Hedge Selling Period (the “Designated Forward Hedge Shares”) or the maximum aggregate gross sales price of the Forward Hedge Shares to be sold by such Agent over the Forward Hedge Selling Period (the “Aggregate Maximum Forward Hedge Amount”), the minimum price per share at which Forward Hedge Shares may be sold (the “Minimum Share Price”), the commission rate such Agent is to receive for selling such Forward Hedge Shares (the “Forward Seller Commission Rate”), the Spread, the time period for any Additional

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Adjustment, the Initial Stock Loan Fee, the Maximum Stock Loan Fee, the Maturity Date, the Forward Price Reduction Dates, the corresponding Forward Price Reduction Amounts (as each such term is defined in the relevant Forward Contract) and any other desired terms for the relevant Forward Contract. Such Agent and/or such Forward Purchaser shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Instruction Notice was delivered, choose to (A) accept the terms proposed in such Forward Instruction Notice, (B) decline to participate in the proposed Forward or (C) propose amended terms upon which to participate in the proposed Forward; provided, however, that in the case of clause (C), the Company may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which such Agent and/or such Forward Purchaser proposed amended terms and, if no response is delivered on such date, the amended terms shall be deemed rejected. Promptly upon the acceptance of a Forward Instruction Notice (or its amended terms and in any event prior to the opening of trading on the immediately following Trading Day), the Company and the Forward Purchaser shall enter into a Supplemental Confirmation in respect of the particular Forward, substantially in the form of Exhibit A hereto and consistent with such Forward Instruction Notice.

“Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Instruction Notice), beginning on the date specified in such Forward Instruction Notice or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the applicable Agent, acting as forward seller on behalf of the applicable Forward Purchaser, shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the relevant Master Confirmation) under, and pursuant to the provisions of Section 7(g) of the relevant Master Confirmation, then the Forward Hedge Selling Period shall, upon the designation of such Termination Settlement Date by such Forward Purchaser, immediately terminate as provided in the relevant Master Confirmation; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement.

(c) Subject to the terms and conditions hereof and the receipt of written confirmation by such Agent, each Agent shall use its commercially reasonable efforts to offer and sell all of the Shares designated to be sold by such Agent on any day; provided, however, that no Agent shall have any obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Agents shall have no such obligation, in the event an offer or sale of the Shares on behalf of the Company may, in the judgment of such Agent, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Agent reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such ordinary brokers’ transactions are hereinafter referred to as “At the Market Offerings”).

(d) Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and no Agent as sales agent shall be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time or (ii) in a number or with an aggregate gross sales price, together with all sales of Shares under this Agreement, in excess of the Maximum Amount or the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NYSE, and in each case notified to the Agents

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and the Forward Purchasers in writing. In addition, the Company, through any of the Authorized Company Representatives, may instruct the Agent through whom the sale of Shares is to be effected on that day, by telephone (confirmed promptly by electronic mail or other method mutually agreed to by the parties), not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the Agent, may, upon notice to the other parties hereto by telephone (confirmed promptly by electronic mail or other method mutually agreed to by the parties), suspend the offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold (i) hereunder or (ii) pursuant to any accepted Forward Instruction Notice, in each case prior to the giving of such notice. Further, the Company agrees that (i) on any Trading Day, the Company shall sell Primary Shares through only one of the Agents, but in no event through more than one, and the Company shall give at least one business day prior written notice by facsimile, email or other method mutually agreed to by the parties to such Agent to notify it of any change of the Agent through whom the sale of Primary Shares will be effected; (ii) it shall in no event request that more than one Agent sell Shares on the same day; and (iii) it shall in no event request that an Agent offer and sell Shares (whether acting as sales agent or forward seller) during any Unwind Period (as defined in the applicable Master Confirmation). For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any of JPM, Mizuho, Scotia, TD Securities and Wells Fargo is acting for the Company in a capacity other than as Agent under this Agreement.

(e) Each of the Agents hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3, other than (A) by means of At the Market Offerings, (B) as agents for Forward Purchasers and (C) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agents.

(f) The compensation to the Agents, as agent of the Company, for sales of the Primary Shares shall be up to 2% of the gross sales price of the Primary Shares sold pursuant to this Agreement. The compensation payable to any Agent for sales of Forward Hedge Shares with respect to which such Agent acts as forward seller shall be reflected in a reduction not to exceed the Forward Seller Commission Rate for the applicable Forward Contract, which shall not exceed 2% of the Volume-Weighted Hedge Price (as defined in the relevant Forward Contract) (the “Forward Seller Commission”). The gross sales price of any Shares sold (the “Gross Proceeds”) pursuant to this Agreement by an Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by such Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. The remaining proceeds, after deducting the Agents’ compensation, including the Forward Seller Commission, as applicable, and further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company or the Forward Purchaser for such Shares (the “Net Proceeds”).

(g) The Agent through whom sales are effected shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3 setting forth the aggregate amount of the Shares sold on such day, the aggregate Gross Proceeds to the Company or the related Forward Purchaser, the aggregate Net Proceeds to the Company or the related Forward Purchaser, the Initial Forward Price as of such day under any Master Confirmation pursuant to which any Forward Hedge Shares were sold on such day, and the aggregate compensation, including the Forward Seller Commission, as applicable, payable by the Company or the related Forward Purchaser to the Agent with respect to such sales.

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(h) Settlement for sales of the Shares pursuant to this Section 3 will occur on the second Trading Day following the date on which such sales are made (provided that, if such second Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Company or the related Forward Purchaser and the Agent selling such Shares (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be issued and delivered by the Company, in the case of Primary Shares, or delivered by the related Forward Purchaser, in the case of Forward Hedge Shares, to such Agent against payment of (i) the Net Proceeds or (ii) the Gross Proceeds from the sale of such Shares. In the event that the Agent delivers the Gross Proceeds to the Company or a Forward Purchaser at a Settlement Date, the Agents’ compensation shall be set forth and invoiced in a periodic statement from the Agent to the Company or the related Forward Purchaser and payment of such amounts shall be made promptly by the Company or the related Forward Purchaser after its receipt thereof. Settlement for all Shares shall be effected by free delivery of the Shares by the Company or its transfer agent (in the case of Primary Shares or Confirmation Shares) or the related Forward Purchaser (in the case of Forward Hedge Shares) to the applicable Agent’s account, or to the account of the Agent’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company or the related Forward Purchaser. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Primary Shares on any Settlement Date, the Company shall (A) indemnify and hold the Agent selling such Shares harmless against any loss, claim or damage (including reasonable legal fees and expenses) arising from or as a result of such default by the Company, and (B) pay such Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Primary Shares through DWAC for purposes of this Section 3(h).

(i) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(r) hereof), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of an Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company or the related Forward Purchaser shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(j) If the Company wishes to issue and sell Primary Shares other than through an Agent acting as sales agent (each, a “Placement”), it will notify the Agents of the proposed terms of such Placement. If an Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Agent and the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(k) Under no circumstances shall the number or aggregate Gross Proceeds of Shares sold under this Agreement or any Terms Agreement exceed the lesser of (i) the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement, and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents and the

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Forward Purchasers in writing. Under no circumstances shall the Company cause or request the offer or sale of (x) any Primary Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Agents in writing and (y) any Forward Hedge Shares with respect to which any Agent acts as forward seller on behalf of the applicable Forward Purchaser be sold at a price lower than the Minimum Share Price.

(l) If the Company or any Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company, or the Shares, as applicable, it shall promptly notify the other parties, and offerings and sales of the Shares under this Agreement, any Terms Agreement or any Master Confirmation shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Master Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the giving of such notice.

(m) Each sale of the Shares to or through the Agents shall be made in accordance with the terms of this Agreement and, if applicable, any Forward Contract and any Terms Agreement.

(n) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the applicable Agent given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for the offer or sale of any Shares, and the applicable Agent shall not be obligated to offer or sell any Shares (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(o) below, during the period commencing on the 10th business day prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a quarterly report on Form 10-Q or an annual report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(o) If the Company wishes to offer, sell or deliver Primary Shares or to have an Agent sell Forward Hedge Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents and the Forward Purchasers (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and obtain the consent of the Agents and the Forward Purchasers to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents and the Forward Purchasers with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Section 4 hereof, (iii) afford the Agents and the Forward Purchasers the opportunity to conduct a due diligence review in accordance with Section 4(y) hereof, and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 3(n) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (i) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 3(o) shall not relieve the Company from any of its obligations under this Agreement with respect to any quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 4 hereof, and (ii) this Section 3(o) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 3(n), which shall have independent application.

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(p) In connection with entering into any Forward Contract, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to its Common Stock. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(q) Notwithstanding anything herein to the contrary, in the event that the Forward Purchaser determines in good faith and in a commercially reasonable manner that either of the following has occurred: (i) the applicable Forward Purchaser or its affiliate is unable to borrow and deliver a number of Shares equal to the Designated Forward Hedge Shares or, (ii) in the applicable Forward Purchaser’s commercially reasonable judgment, either it is impracticable to do so or the applicable Forward Purchaser or its affiliate would incur a stock loan cost of more than a rate equal to the Initial Stock Loan Fee specified in the applicable Forward Instruction Notice, then the related Agent, as forward seller, shall be required to offer and sell on behalf of the related Forward Purchaser only the aggregate number of Forward Hedge Shares that such Forward Purchaser or its affiliate is able to so borrow below such cost.

(r) The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling the Shares, (ii) each Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares in accordance with the terms of this Agreement, (iii) each Forward Purchaser will incur no liability to the Company, the forward seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares, and (iv) each Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by such Agent and the Company. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement or Confirmation, as applicable, the terms of such Terms Agreement or Master Confirmation, as applicable, will control. Notwithstanding anything to the contrary herein, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a forward seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable regulations to sell such Shares) shall be subject in all respects to Section 3(q) above.

SECTION 4. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree with the Agents and the Forward Purchasers:

(a) (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by the Agents and/or the Forward Purchasers, as applicable, promptly after reasonable notice thereof, (ii) to notify the Agents and the Forward Purchasers promptly after it receives notice thereof, of the time when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when any amendment to the Registration Statement has been filed or becomes effective or any amendment or

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supplement to the Prospectus has been filed and to furnish the Agents and the Forward Purchasers with copies thereof; (iii) to prepare and file with the Commission, promptly upon the Agents’ and the Forward Purchasers’ request, any amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Agents’ and the Forward Purchasers’ reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Agents; (iv) to cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; and (v) to furnish to the Agents and the Forward Purchasers a copy of each Permitted Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any Permitted Free Writing Prospectus to which the Agents and the Forward Purchasers reasonably object; to cause each Permitted Free Writing Prospectus to be filed with the Commission as required by Rule 433 of the Act (to the extent such filing is required by such rule) and to retain copies of each Permitted Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 of the Act.

(b) To promptly advise the Agents and the Forward Purchasers, confirming such advice in writing, of any suspension of the Agents’ obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement or the institution of proceedings under Section 8A of the Act and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or otherwise ordering the Company to cease and desist from sales of the Shares, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Agents and the Forward Purchasers of any proposal to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, and to provide the Agents and the Forward Purchasers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing.

(c) To make available to the Agents and the Forward Purchasers, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Agents and the Forward Purchasers, as many copies of the Prospectus and each Permitted Free Writing Prospectus (or of the Prospectus or any Permitted Free Writing Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) at such locations as the Agents and the Forward Purchasers may request for the purposes contemplated by the Act; in case the Agents and the Forward Purchasers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

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(d) To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares.

(e) To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act.

(f) The Company shall use its reasonable best efforts to maintain its eligibility to use Form S-3 promulgated under the Act. If, from and after the date of this Agreement, the Company is no longer eligible to use Form S-3 (including pursuant to General Instruction I.B.6.), then it shall promptly notify the Agents and the Forward Purchasers.

(g) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Agents, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(h) Reserved.

(i) To promptly notify the Agents and the Forward Purchasers of the happening of any event that requires any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Agents and the Forward Purchasers promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; and to promptly notify the Agents and the Forward Purchasers of the happening of any event that could require the making of any change in any Permitted Free Writing Prospectus so that such Permitted Free Writing Prospectus would not conflict with information contained in the Registration Statement, the Prospectus or the Incorporated Documents or so that such Permitted Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Agents and the Forward Purchasers promptly such amendments or supplements to such Permitted Free Writing Prospectus as may be necessary to eliminate any such conflict or reflect any such change.

(j) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents and the Forward Purchasers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents and the Forward Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

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(k) To file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(l) To apply the net proceeds from the sale of the Primary Shares pursuant to the Agreement and any proceeds received pursuant to any Forward Contract on any settlement date pursuant to such Forward Contract in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(m) Upon commencement of the offering of the Shares under this Agreement, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including without limitation, any options, warrants or other rights to purchase Common Stock), at any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with an Agent any instructions to sell Shares but such instructions have not been fulfilled or cancelled, in each case, without giving the relevant Agents and Forward Purchasers (i.e., those with such outstanding instructions or sales that have been made and not settled) prior written notice of the proposed sale, specifying the nature of the proposed sale and the date of such proposed sale, as soon as reasonably practicable prior to the proposed sale, but in no event upon less than three full Trading Days’ prior notice for proposed sales arising in connection with mergers, business acquisitions and similar business combination transactions and private placement transactions. Notwithstanding the foregoing, the Company may: (i) register the offer and sale of the Shares through the Agents pursuant to this Agreement; (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity compensation plans described in the Company’s reports filed with the Commission under the Exchange Act; (iii) file a registration statement relating to any dividend reinvestment plan or direct stock purchase plan the Company may subsequently establish; (iv) issue securities under the Company’s equity compensation plans described in the Company’s reports filed with the Commission under the Exchange Act; (v) issue Common Stock upon the exercise of options, warrants (including the warrants issued on November 12, 2021 to Arch Street Capital Partners, LLC, and its affiliate, OAP Holdings LLC, as described in the Company’s reports filed with the Commission under the Exchange (the “Arch Street Warrants”)) and Units outstanding as of the date of this Agreement and described in the Company’s reports filed with the Commission under the Exchange Act or issued after the date of this Agreement under equity compensation plans described in clause (iv) of this sentence; (vi) issue Common Stock pursuant to any dividend reinvestment plan or direct stock purchase plan the Company may subsequently establish; (vii) issue Units in connection with any acquisition or group of related acquisitions of real properties, or interests in real properties; (viii) issue Common Stock upon the exchange of any Units issued in accordance with clause (iv) or (vii) of this sentence; (ix) issue Confirmation Shares in connection with any Forward Contract; and (viii) file any amendments to the registration statement on Form S-3 relating to Common Stock that may be issued upon the exercise of the Arch Street Warrants filed with the Commission on November 2, 2022. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(m), the Agents and the Forward Purchasers may suspend activity under this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Agents and the Forward Purchasers.

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(n) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus or a Permitted Free Writing Prospectus.

(o) The Company will not, and will cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(p) To use its reasonable best efforts to cause the Common Stock, including the Shares and any Confirmation Shares, to be listed on the NYSE and to maintain such listing.

(q) To advise the Agents and the Forward Purchasers immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agents and the Forward Purchasers pursuant to Section 6 herein.

(r) Upon commencement of the offering of the Shares under this Agreement, and, unless the Agents and the Forward Purchasers agree otherwise, each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K or a proxy statement in connection with the Company’s annual or special meeting of shareholders, unless the Agents and the Forward Purchasers shall otherwise reasonably request), or (iii) the Agents and the Forward Purchasers may reasonably request (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Agents and the Forward Purchasers forthwith a certificate of two of the Company’s executive officers, dated and delivered the Representation Date, in form satisfactory to the Agents and the Forward Purchasers to the effect that the statements contained in the certificate referred to in Section 6(h) of this Agreement which was last furnished to the Agents are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(h), modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the time of delivery of such certificate.

(s) At each Representation Date, unless the Agents and the Forward Purchasers agree otherwise, to furnish or cause to be furnished forthwith to the Agents and the Forward Purchasers one or more written opinions of Hunton Andrews Kurth LLP, counsel to the Company, or other counsel satisfactory to the Agents and the Forward Purchasers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Agents and the Forward Purchasers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the time of delivery of such opinion.

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(t) At each Representation Date, unless the Agents and the Forward Purchasers agree otherwise, to furnish or cause to be furnished forthwith to the Agents and the Forward Purchasers a written opinion of Ballard Spahr LLP, counsel to the Company, or other counsel satisfactory to the Agents and the Forward Purchasers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Agents and the Forward Purchasers, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the time of delivery of such opinion.

(u) At each Representation Date, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, Morrison & Foerster LLP, counsel to the Agents and the Forward Purchasers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Agents and the Forward Purchasers.

(v) With respect to Sections 4(s), 4(t) and 4(u) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement, such counsel may furnish the Agents and the Forward Purchasers with a letter to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under Sections 4(s,) 4(t) and 4(u), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(w) At each Representation Date, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, to furnish or cause to be furnished to the Agents and the Forward Purchasers forthwith a certificate of the Secretary of the Company, dated and delivered as of such Representation Date, in form and substance satisfactory to the Agents and the Forward Purchasers, of the same tenor as the certificate referred to in Section 6(f) of this Agreement, but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such certificate.

(x) Upon commencement of the offering of the Shares under this Agreement, and, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) upon request by the Agents and the Forward Purchasers to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Agents and the Forward Purchasers may reasonably request, to cause the Accountants, or other independent accountants reasonably satisfactory to the Agents and the Forward Purchasers, forthwith to furnish the Agents and the Forward Purchasers a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Agents and the Forward Purchasers, of the same tenor as the letters referred to in Section 6(g) of this Agreement, but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(y) At each Representation Date, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, to conduct a due diligence session, in form and substance satisfactory to the Agents and the Forward Purchasers, which shall include representatives of the management and the accountants of the Company.

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(z) To cooperate timely with any reasonable due diligence request from or review conducted by the Agents and the Forward Purchasers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and making available documents and access to appropriate officers during regular business hours and at the Company’s principal offices, as the Agents and the Forward Purchasers may reasonably request.

(aa) That the Company consents to the Agents’ and the Forward Purchasers’ trading in the Common Stock for the Agents’ and the Forward Purchasers’ own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(bb) If, to the knowledge of the Company or the Operating Partnership, any condition set forth in Section 6(a), 6(i) or 6(j) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person, who has agreed to purchase Primary Shares from the Company as the result of an offer to purchase solicited by an Agent, the right to refuse to purchase and pay for such Primary Shares.

(cc) To disclose in its quarterly report on Form 10-Q and in its annual report on Form 10-K the number of Shares sold under this Agreement, the Net Proceeds to the Company and the compensation payable by the Company with respect to such sales.

(dd) To ensure that prior to instructing the Agents to sell Primary Shares, the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(ee) That each sale of Shares hereunder shall be deemed to be an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such sale, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such sale, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented relating to such Shares).

(ff) The Company will use its reasonable best efforts to enable the Company to continue to preserve the status of the Company as a REIT for subsequent tax years that include any portion of the term of this Agreement, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to preserve such status.

(gg) The Company will use its best efforts to ensure that the none of the Company and its subsidiaries will be required to register as an “investment company” as such term is defined under the 1940 Act.

(hh) The Company agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, a number of authorized but unissued shares of Common Stock equal to the aggregate Share Cap (as defined in the relevant Forward Contract) that may be issued, sold and/or delivered under all outstanding Forward Contracts, solely for the purpose of settlement under such Forward Contract.

SECTION 5. Payment of Expenses.

(a) The Company will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the

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Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and the Forward Purchasers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares offered and sold under the Registration Statement and any Confirmation Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares offered and sold under the Registration Statement and any Confirmation Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agents and the Forward Purchasers (including costs of mailing and shipment), (iv) the qualification of the Shares offered and sold under the Registration Statement and any Confirmation Shares for offering and sale under state laws and the printing and furnishing of copies of any blue sky surveys and any Canadian “wrapper” to the Agents and the Forward Purchasers, (v) the listing of the Shares offered and sold under the Registration Statement and any Confirmation Shares on the NYSE and any other securities exchange and any registration thereof under the Exchange Act, (vi) any filing with, and any review of the public offering of the Shares by, FINRA, including the reasonable legal fees and disbursements of counsel for the Agents relating to FINRA matters (such fees and disbursements not to exceed $10,000), (vii) the fees and disbursements of the Company’s counsel and of the Company’s accountants; (viii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (ix) all other costs and expenses incident to the performance of its obligations hereunder and under each Confirmation, as applicable, which are not otherwise specifically provided for in this Section. Except as provided in paragraph (b), the Agents and the Forward Purchasers shall pay their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel for the Agents and the Forward Purchasers.

(b) If an aggregate of 500,000 Shares (subject to adjustments to reflect any stock split, stock dividend, reorganization, recapitalization, reclassification or similar transaction occurring after the date hereof) have not been sold under this Agreement by the second anniversary of the date of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall promptly reimburse the Agents and the Forward Purchasers for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers, incurred in connection with the offering contemplated by this Agreement, with such reasonable expenses not to exceed $75,000.

SECTION 6. Conditions of Agents’ and Forward Purchasers’ Obligations. The obligations of the Agents and the Forward Purchasers hereunder, and under each Master Confirmation and Terms Agreement, as applicable, are subject, in each of their sole discretion, to the condition that all representations and warranties and other statements of the Company and the Operating Partnership herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof and under each Master Confirmation and Terms Agreement, as applicable, are true and correct on the date hereof, any applicable Representation Date and as of each Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder and under each Master Confirmation and Terms Agreement, as applicable, theretofore to be performed, and to the following additional conditions precedent.

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, no suspension of the qualification of the Shares for offering or sale in any jurisdiction or, of the initiation or threatening of any proceedings for any of such purposes, has occurred and no proceeding pursuant to Section 8A of the Act

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has been instituted or threatened by the Commission, and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Act shall have been received; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the earnings, assets or business prospects of the Company and the Subsidiaries taken as a whole, in the judgment of the Agents and the Forward Purchasers, shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus), in the judgment of the Agents and the Forward Purchasers, shall have been entered into by the Company or any of the Subsidiaries.

(c) The Company shall furnish to the Agents and the Forward Purchasers, at every date specified in Section 4(s) of this Agreement, one or more opinions of Company counsel, addressed to the Agents and Forward Purchasers, and dated as of such date, and in form satisfactory to the Agents and the Forward Purchasers.

(d) The Company shall furnish to the Agents and the Forward Purchasers, at every date specified in Section 4(t) of this Agreement, an opinion of Company counsel, addressed to the Agents and Forward Purchasers, and dated as of such date, and in form satisfactory to the Agents and the Forward Purchasers.

(e) The Agents and the Forward Purchasers shall have received, at every date specified in Section 4(u) of this Agreement, an opinion of the counsel to the Agents and the Forward Purchasers, addressed to the Agents and the Forward Purchasers, and dated as of such date, and in the form satisfactory to the Agents and the Forward Purchasers with respect to such matters as such Agents and Forward Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f) The Agents and the Forward Purchasers shall have received, at every date specified in Section 4(w) of this Agreement, a certificate of the Secretary of the Company, dated as of such date, and in the form and substance satisfactory to the Agents and the Forward Purchasers.

(g) At the dates specified in Section 4(x) of this Agreement, the Agents and the Forward Purchasers shall have received from the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries and of VEREIT Office Assets included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, letters dated as of the date of delivery thereof and addressed to such Agents and Forward Purchasers in form and substance reasonably satisfactory to such Agents and Forward Purchasers and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

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(h) The Company shall deliver to the Agents and the Forward Purchasers, at every Representation Date specified in Section 4(r) of this Agreement, a certificate of two of its officers to the effect that (i) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (ii) the representations and warranties of each of the Company and Operating Partnership as set forth in this Agreement are true and correct as of the Representation Date, (iii) each of the Company and the Operating Partnership has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied at or before such Representation Date, and (iv) the condition set forth in paragraph (a) of Section 6 and the events in paragraph (b) of Section 6, without regard to any judgments of the Agents or the Forward Purchasers, have been met. The certificate shall also state that the Primary Shares and a number of Confirmation Shares equal to the aggregate Share Cap (as defined in any relevant Forward Contract) under all outstanding Forward Contracts have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of such Primary Shares and Confirmation Shares and the registration by the Company of the sale of any Forward Hedge Shares have been validly and sufficiently taken, and that the Company’s board of directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(i) All filings with the Commission required by Rule 424 or Rule 433 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 and Rule 433, respectively.

(j) The Primary Shares and a number of Confirmation Shares equal to the aggregate Share Cap (as defined in any relevant Forward Contract) issuable under all outstanding Forward Contracts shall have been approved for listing on the NYSE, subject to notice of issuance, and all Forward Hedge Shares issued and sold under the Registration Statement remain listed on the NYSE.

(k) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(l) On such dates as reasonably requested by the Agents or the Forward Purchasers, as applicable, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agents and the Forward Purchasers, as applicable.

(m) Counsel to the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein, in any Confirmation or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any Confirmation or any Terms Agreement shall be reasonably satisfactory in form and substance to the Agents, the Forward Purchasers, as applicable, and counsel for the Agents and Forward Purchasers, as applicable.

(n) If, between the Time of Sale of any Shares and the corresponding settlement of the sale of such Shares on the scheduled Settlement Date, an event occurs which would result in the failure of any of the conditions described in Sections 6(a) and 6(b), then the Agents, may cause the

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Company to cancel the sale of all or a portion of such Shares and each of the Agents, the Forward Purchasers and the Company shall be released from any of its obligations under Section 3(h) with respect to such Shares. The Company shall hold the Agents and the Forward Purchasers harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with the cancellation of any sale pursuant to this Section 6(n).

(o) The Company shall have complied with the provisions of Section 4(c) hereof with respect to the timely furnishing of prospectuses.

SECTION 7. Indemnification and Contribution.

(a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent and Forward Purchaser and such Agent’s or Forward Purchaser’s respective affiliates, and their respective directors, officers, and any person who controls such Agent or Forward Purchaser, as applicable, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, any Agent or Forward Purchaser or any such person may incur under the Act, the Exchange Act, the common law or otherwise, and, subject to Section 7(c), will reimburse such Agents and Forward Purchasers for any legal or other expenses reasonably incurred by such Agents and Forward Purchasers in connection with investigating or defending any such action or claim as such expenses are incurred, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement of a material fact or omission made in conformity with information furnished in writing by or on behalf of the Agents and the Forward Purchasers to the Company or the Operating Partnership expressly for use in, the Registration Statement or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement of a material fact or omission made in conformity with information furnished in writing by or on behalf of the Agents and the Forward Purchasers to the Company or the Operating Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Agents and the Forward Purchasers consists of the information described as such in Section 2(b).

(b) Each Agent and Forward Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers, and any person who controls the Company and the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such

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person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Agents and the Forward Purchasers to the Company or the Operating Partnership expressly for use therein or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus or any Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Prospectus or Permitted Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by the Agents and the Forward Purchasers expressly for use therein, it being understood and agreed that the only such information furnished by the Agents and the Forward Purchasers consists of the information described as such in Section 2(b).

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, the Agents or the Forward Purchasers (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 7, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or

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threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, the applicable Agents (whether acting as sales agent or forward seller) and the applicable Forward Purchasers from the applicable offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, the applicable Agents (whether acting as sales agent or forward seller) and the applicable Forward Purchasers in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, the applicable Agents (whether acting as sales agent or forward seller) and the applicable Forward Purchasers shall be equal to (i) with respect to the Company and the Operating Partnership, (x) the number of Forward Hedge Shares sold in respect of each Forward under this Agreement, multiplied by the Forward Price (as defined in the relevant Forward Contract) for such Forward, and (y) the aggregate sales price for the Primary Shares sold by the Agents under this Agreement, less the amount of compensation to be paid by the Company to the Agents in connection with the sale of such Primary Shares, (ii) with respect to an Agent acting as a sales agent, the total amount of compensation to be paid by the Company to such Agents in connection with the sale of such Primary Shares, (iii) in the case of an Agent acting as a forward seller, the Forward Seller Commission received by it under this Agreement, and (iv) in the case of a Forward Purchaser, the number of Forward Hedge Shares sold to hedge each Forward Contract executed by it in connection with this Agreement multiplied by the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs) multiplied by the Forward Price (as defined in the relevant Forward Contract) for such Forward Hedge Shares. The relative fault of the Company and the Operating Partnership, the applicable Agents (whether acting as sales agent or forward seller) and the Forward Purchasers shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, the applicable Agents or the applicable Forward Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company, the Operating Partnership, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, (i) no Agent, acting as a sales agent, shall be required to contribute any amount in excess of the total commissions or discounts received by such Agent in connection with Shares placed or purchased by it for sale to the public, (ii) no Agent, acting as a forward seller, shall be required to contribute any amount in excess of the aggregate Forward Seller Commission received by it under this Agreement and (iii) no

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Forward Purchaser shall be required to contribute any amount in excess of the number of Forward Hedge Shares sold to hedge each Forward Contract executed by it in connection with this Agreement multiplied by the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs) multiplied by the Initial Forward Price (as defined in the relevant Forward Contract) for the relevant Forward Hedge Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Company, the Operating Partnership, the Agents and the Forward Purchasers agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

(g) For purposes of this Section 7, each director and officer, of any Agent and any Forward Purchaser and each person, if any, who controls or is controlled by or is under common control with any of the Agents or any of the Forward Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as its respective Agent and Forward Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls or is controlled by or is under common control with the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution or the Company or the Operating Partnership, as the case may be.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Company and the Operating Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any the Agents or the Forward Purchasers or any of their respective affiliates or their respective directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls any of the Agents or the Forward Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Operating Partnership, their respective directors or officers or any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement with respect to any Agent or any Forward Purchaser in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through one of the Agents, then Section 4(bb) shall remain in full force and effect, (ii) with respect to any pending sale, through one of the Agents on behalf of the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding the termination, (iii) if a Supplemental Confirmation has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Master Confirmation shall survive such termination until such time as such Supplemental Confirmation has been executed and delivered pursuant to such Master Confirmation; and (iv) the provisions of Sections 5, 7, 8, 10, 11, 12, 17, 18, 19, 20 and 22 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Agent and Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement as to itself in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17, 18, 19, 20 and 22 of this Agreement shall remain in full force and effect notwithstanding such termination.

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(c) This Agreement shall remain in full force and effect until the earliest of (A) the termination of this Agreement pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties and (B) such date that the Maximum Amount has been sold in accordance with the terms of this Agreement and any Terms Agreements; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 17, 18, 19, 20 and 22 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(h) of this Agreement.

(e) In the case of any purchase of Shares by the Agent acting as principal pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination by the Agent at any time prior to or at the Settlement Date, by written notice to the Company, (i) if there has been, since the time of execution of the Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission of the NYSE, or if trading generally on the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal of New York authorities.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and,

(a) if to the Agents shall be delivered or sent by mail, e-mail, telephone or facsimile transmission to:

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

Attention: Sanjeet Dewal

Fax. No. (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

and

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Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attention: Equity Capital Markets Desk

Telephone: (212) 205-7527

Email: Stephen.Roney@mizuhogroup.com; Daniel.Blake@mizuhogroup.com

With a copy to: legalnotices@mizuhogroup.com

and

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Equity Capital Markets

Fax No.: (212) 225-6550

Email: us.ecm@scotiabank.com

Copy to: Chief Legal Officer, U.S. (us.legal@scotiabank.com)

and

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: Equity Capital Markets

Email: USTMG@tdsecurities.com

and

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

Fax No.: (212) 214-5918

Attention: Equity Syndicate Department

Email: cmclientsupport@wellsfargo.com

With a copy to:

Morrison & Foerster LLP

2100 L Street, NW Suite 900

Washington, D.C. 20037

Fax No.: (202) 887-0763

Attention: David P. Slotkin

E-mail: DSlotkin@mofo.com

(b) if to the Forward Purchasers shall be delivered or sent by mail, e-mail, telephone or facsimile transmission to:

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

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Attention: EDG Marketing Support

Email: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention: Sanjeet Dewal

E-mail: sanjeet.s.dewal@jpmorgan.com

and

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attention: US Equity Derivatives Notices

Telephone: (646) 949-9531

Email: Derivs-EQNoticesUS@mizuhogroup.com

and

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US Equity Derivatives

Email: bahar.lorenzo@scotiabank.com, gary.nathanson@scotiabank.com

and

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as agent

1 Vanderbilt Avenue

New York, New York 10017

Attention: Global Equity Derivatives

Phone: (212) 827-7306

Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com; bradford.limpert@tdsecurities.com; dawn.crandlemire@tdsecurities.com

and

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

E-mail: CorporateDerivativeNotifications@wellsfargo.com,

With a copy to:

Morrison & Foerster LLP

2100 L Street, NW Suite 900

Washington, D.C. 20037

Fax No.: (202) 887-0763

Attention: David P. Slotkin

E-mail: DSlotkin@mofo.com

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(c) if to the Company, shall be delivered or sent by mail, e-mail, telephone or facsimile transmission to:

Orion Office REIT Inc.

2325 E. Camelback Road, Suite 850

Phoenix, Arizona 85016

Attention: Paul C. Hughes

E-mail: PHughes@onlreit.com

With a copy to:

Hunton Andrews Kurth LLP

200 Park Avenue, 52nd Floor

New York, NY 10166

Fax No.: (212) 309-1100

Attention: Samuel M. Kardon

E-mail: SKardon@HuntonAK.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Agents and the Forward Purchasers, on the one hand, and the Company and the Operating Partnership, on the other hand, and to the extent provided in Section 7 of this Agreement the controlling persons, employees, agents, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from or through the Agents) shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agents shall be deemed a successor or assign by reason merely of such purchase.

SECTION 12. No Fiduciary Relationship. Each of the Company and the Operating Partnership hereby acknowledges and agrees that each of the Agents and the Forward Purchasers is acting solely as sales agent, forward seller, principal and/or forward purchaser, as applicable, in connection with the purchase and sale of the Company’s Shares. Each of the Company and the Operating Partnership further acknowledges that each of the Agents and the Forward Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis (and, as such, this Agreement is not intended for use by any individual for personal, family, or household purposes), and, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representation or assurances previously or subsequently made by the Agents and the Forward Purchasers, and in no event do the parties intend that any of the Agents and the Forward Purchasers acts or is responsible as an agent or a fiduciary to the Company and the Operating Partnership, its management, shareholders or creditors or any other person in connection with any activity that the Agents and the Forward Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Company’s Shares, either before or after the date hereof. Each of the Agents and the Forward Purchasers hereby expressly disclaims any advisory, fiduciary or similar obligations to the Company and the Operating Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Company and the Operating Partnership hereby confirms its understanding and agreement that any duties or obligations that the Agents or the Forward Purchasers may have to the Company or the Operating Partnership are limited to those duties and obligations specifically specified herein. Each of the Company and the Operating Partnership hereby acknowledges and agrees that the Agents and the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company

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and the Operating Partnership. The Company, the Operating Partnership, Agents and the Forward Purchasers agree that the Agent and the Forward Purchasers have not provided and are not providing any business, legal, accounting, regulatory or tax advice with respect to this Agreement to the Company and the Operating Partnership, that each of the Company and the Operating Partnership has consulted its own business, legal, accounting, regulatory and tax advisors to the extent it deems appropriate, and that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any of the Agents and the Forward Purchasers to the Company and the Operating Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company and the Operating Partnership. Each of the Company and the Operating Partnership hereby (x) waives and releases, to the fullest extent permitted by law, any claims that the Company and/or the Operating Partnership may have against any of the Agents and the Forward Purchasers with respect to any breach or alleged breach of any advisory, fiduciary or similar duty to the Company and the Operating Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions and (y) agrees that none of the activities of the Agents and the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation or investment advice by the Agents or the Forward Purchasers with respect to any entity or natural person.

SECTION 13. Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Agents and the Forward Purchasers prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any Current Report on Form 8-K or press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

SECTION 14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar transaction effected with respect to the Shares.

SECTION 15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that an Agent or Forward Purchaser is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that an Agent or Forward Purchaser is a Covered Entity that becomes, or a BHC Act Affiliate of an Agent or Forward Purchaser becomes, subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 17. Counterparts. This Agreement and any Terms Agreement or Master Confirmation may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 18. Electronic Signature. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the Shares shall include images of manually executed signatures transmitted by facsimile or other electronic format (including. without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 19. Governing Law. THIS AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, ANY MASTER CONFIRMATION OR ANY TERMS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

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SECTION 20. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents and the Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients

SECTION 21. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 22. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties consent to the jurisdiction of such courts and personal service with respect thereto. The parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any indemnified party. Each of the parties (on their behalf and, to the extent permitted by applicable law, on behalf of their shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to the jurisdiction of which such party is or may be subject, by suit upon such judgment.

SECTION 23. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement or any Master Confirmation shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement or any Terms Agreement or any Master Confirmation is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 24. Successors and Assigns. This Agreement shall be binding upon the Agents, Forward Purchasers, the Company and the Operating Partnership and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Operating Partnership’s, the Agents’ and the Forward Purchasers’ respective businesses and/or assets.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Agents and the Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership, the Agents and the Forward Purchasers. Alternatively, the execution of this Agreement by the Company and the Operating Partnership and its acceptance by or on behalf of the Agents and the Forward Purchasers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

ORION OFFICE REIT INC.

By:	/s/ Paul McDowell
Name: Paul McDowell
Title: CEO

ORION OFFICE REIT LP
By: Orion Office REIT Inc., its general partner

By:	/s/ Paul McDowell
Name: Paul McDowell
Title: CEO

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

MIZUHO SECURITIES USA LLC

By:	/s/ Stephen F.X. Roney
Name: Stephen F.X. Roney
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

SCOTIA CAPITAL (USA) INC.

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

TD SECURITIES (USA) LLC

By:	/s/ Dawn Crandlemire
Name: Dawn Crandlemire
Title: Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

MIZUHO MARKETS AMERICAS LLC

By:	/s/ Adam Hopkins
Name: Adam Hopkins
Title: Authorized Signatory

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

THE BANK OF NOVA SCOTIA

By:	/s/ Michael Curran
Name: Michael Curran
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

THE TORONTO-DOMINION BANK

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

Schedule A

Permitted Free Writing Prospectuses

None as of the date of the Equity Distribution Agreement to which this Schedule is attached.

Sch. A-1

Schedule B

Sch. B-1

Exhibit A

Form of Master Confirmation

FORM OF MASTER FORWARD CONFIRMATION

Date:	November [•], 2022

To:	Orion Office REIT Inc.

2325 E. Camelback Road, Suite 850

Phoenix, AZ 85016

[email]

From: [Dealer Name and Address]

Re: Master Confirmation for Registered Forward Transactions

Ladies and Gentlemen:

The purpose of this letter agreement (this “Master Confirmation”) is to confirm the terms and conditions of the transactions (collectively, the “Transactions” and each, a “Transaction”) to be entered into from time to time between [Dealer Name] (“Dealer”) and Orion Office REIT Inc. (“Counterparty”) in connection with the Equity Distribution Agreement dated November 15, 2022 among Dealer, Counterparty, [Agent Name], acting as forward seller for Dealer (in such capacity, the “Forward Seller”) and the other parties thereto (the “Equity Distribution Agreement”). This letter agreement shall be a “Confirmation” for purposes of the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation, substantially in the form attached as Annex A hereto (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation and the Pricing Supplement (as defined below), a “Confirmation”).

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into each Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which each Confirmation relates on the terms and conditions set forth below.

1. Each party further agrees that each Confirmation, the Pricing Supplement (as defined below) delivered thereunder and the Agreement (as defined below) together evidence a complete binding agreement between Dealer and Counterparty as to the subject matter and terms of the Transaction to which such Confirmation relates. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the election of USD as the Termination Currency and the election of the laws of the State of New York (without reference to choice of law doctrine other than NYGOL Section 5-1401) as the governing law). In the event of any inconsistency between provisions of the Agreement, this Master Confirmation, the relevant Supplemental Confirmation, the Pricing Supplement and the Equity Definitions, the following will prevail for the purposes of any Transaction in the order of precedence indicated: (i) the relevant Pricing Supplement, (ii) the relevant Supplemental Confirmation, (iii) this Master Confirmation, (iv) the Equity Definitions, and (v) the Agreement. The parties hereby agree that no transactions other than the Transactions to which this Master Confirmation and the Supplemental Confirmations relate shall be governed by the Agreement. For purposes of the Equity Definitions, each Transaction is a Share Forward Transaction.

Exh. A-1

2. The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Effective Date:	The first Clearance System Business Day on or after the Trade Date on which Shares sold in accordance with the Equity Distribution Agreement through the Forward Seller for Dealer pursuant to the Equity Distribution Agreement have settled.

Seller:	Counterparty

Buyer:	Dealer

Maturity Date:	For each Transaction, the date specified in the Supplemental Confirmation for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The common stock of Counterparty, USD $0.001 par value per share (Ticker Symbol: “ONL”)

Base Amount:	For each Transaction, as specified in the Pricing Supplement for such Transaction, to be the aggregate number of Shares sold through the Forward Seller during the period from and including the Trade Date through and including the Hedge Completion Date; provided, further that on each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Hedge Completion Date:	For each Transaction, the earliest of: (i) the date specified in writing as the Hedge Completion Date by Dealer, (ii) any Settlement Date, and (iii) the last Scheduled Trading Day of the Forward Hedge Selling Period specified in the Supplemental Confirmation for such Transaction. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) in substantially the form of Annex B hereto specifying the Hedge Completion Date, the Base Amount as of the Hedge Completion Date (the “Initial Base Amount”), and the Initial Forward Price.

Initial Forward Price:	For each Transaction, as specified in the Pricing Supplement, to be the product of (i) 100% minus the Forward Seller Commission Rate for such Transaction, and (ii) the Volume-Weighted Hedge Price for such Transaction.

Forward Seller Commission Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Exh. A-2

Volume-Weighted Hedge Price:	For each Transaction, the per-Share volume weighted average price at which sales of Shares are executed by the Forward Seller on behalf of Dealer as forward purchaser pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (adjusted as the Calculation Agent determines appropriate in a commercially reasonable manner to (i) reflect the application on each day during such period of the Daily Rate for such day to the then-Initial Forward Price as of such day and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on any Forward Price Reduction Date occurring on or before the Hedge Completion Date, in each case in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof).

Forward Price:

For each Transaction:

(a)   On the Hedge Completion Date, the Initial Forward Price; and

(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable hedge positions in respect of the Transaction).

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) the Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) for such day minus (b) the Spread divided by (ii) 360.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Exh. A-3

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction.

Forward Price Reduction Amounts:	For each Forward Price Reduction Date for a Transaction, the amount set forth opposite such date in Schedule I to the Supplemental Confirmation for such Transaction.

Exchange:	New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material.”

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	For each Transaction, any event that Dealer in its reasonable discretion, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or that have been voluntarily adopted in good faith by Dealer) that generally apply to transactions of a nature and kind similar to any Transaction for Dealer to refrain from or decrease any market activity in connection with such Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:

For each Transaction, any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date for such Transaction that is either:

(a)   designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may

Exh. A-4

be the Maturity Date, if Physical Settlement applies, and (ii) [10 Scheduled Trading Days] prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Base Amount to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date (with prior notice to Counterparty at least two Scheduled Trading Days prior to such specified Settlement Date); or

(b)   designated by Dealer as a “Settlement Date” pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

(A) provided that the Maturity Date will be a Settlement Date if on such date the Base Amount is greater than zero, and (B) provided further that, following the occurrence of at least three consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall, subject to clause (ii) in “Settlement Method Election” below, recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Settlement Shares:

(a) With respect to any Settlement Date other than the Maturity Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Base Amount at that time and (ii) in the case of a designation by Counterparty, be at least equal to the lesser of 1,000 and the Base Amount on such date; and

(b) with respect to the Settlement Date on the Maturity Date, a number of Shares equal to the Base Amount on such date;

in each case with the Base Amount on such date determined taking into account pending Settlement Shares.

Settlement Method Election:	For each Transaction, Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any restrictions on Dealer resulting from any Overlap Unwind Period (as defined below)) (A) in a manner that, in the

Exh. A-5

reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, (i) in the form set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) and (ii) that Counterparty and any of its subsidiaries has not applied, and shall not until after the first date on which no portion of a Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of such Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or to receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of a Transaction would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) determined based on the advice of outside counsel of national standing that the terms of such Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that such Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

Exh. A-6

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement is applicable for any Transaction, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies for any Transaction, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:

An amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below) minus a commercially reasonable commission related to Dealer’s purchase of Shares in connection with the unwind of its commercially reasonable hedge position, to repurchase each Settlement Share, not to exceed USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer, or an affiliate of Dealer, purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Base Amount to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

Exh. A-7

(b) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies for any Transaction, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty for such Transaction, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date for any Transaction, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, and including, the date such Net Share Settlement Shares are actually delivered to Dealer, then the portion of the Net Share Settlement Shares for such Transaction payable by Dealer to Counterparty in respect of the Net Share Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Net Share Deferred Shares.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	For each Transaction, the period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, not applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Base Amount, subject to adjustment from time to time in accordance with the provisions of this Master Confirmation, the relevant Supplemental Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof. For the avoidance of doubt, neither the declaration or payment of a cash dividend nor the issuance of stock options, restricted stock or restricted stock units in the ordinary course pursuant to Counterparty’s employee incentive plans will constitute a Potential Adjustment Event.

Exh. A-8

Additional Adjustment:

If, in Dealer’s commercially reasonable judgment, the stock loan fee to Dealer (or an affiliate of the Dealer), excluding the interest rate component payable by the relevant stock lender to Dealer or such affiliate (the “Stock Loan Fee”), over the Additional Adjustment Time Period specified in the applicable Supplemental Confirmation, of borrowing a number of Shares equal to the Base Amount to hedge in a commercially reasonable manner its exposure to any Transaction exceeds a weighted average rate equal to the Initial Stock Loan Fee specified in the applicable Supplemental Confirmation, the Calculation Agent shall reduce the Forward Price for such Transaction in order to compensate Dealer for the amount by which such Stock Loan Fee exceeded a weighted average rate equal to such Initial Stock Loan Fee during such period.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below; provided, that Failure to Deliver shall be applicable if Dealer is required to deliver Shares hereunder. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%”.

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may, without the consent of Counterparty, assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to any affiliate of Dealer, (i) whose obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer’s ultimate parent entity, with such guaranty and guarantor having been designated by such affiliate as a Credit Support Document and a Credit Support Provider, respectively, or (ii) that has a rating for its long-term, unsecured and unsubordinated indebtedness or a long-term issuer rating that is equal to or better than the rating for Dealer’s long-term, unsecured and unsubordinated indebtedness or Dealer’s long-term issuer rating, as the case may be; provided that (A) at all times, Dealer and any transferee or assignee or other recipient of rights, title and interest, powers,

Exh. A-9

privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement, (B) no Event of Default, Potential Event of Default or Termination Event with respect to which Dealer or such affiliate is the Defaulting Party or an Affected Party, as the case may be, exists or would result from the assignment, transfer or set-over, (C) no Acceleration Event or other event giving rise to a right or responsibility to designate a Termination Settlement Date or otherwise terminate or cancel the Transaction or to make an adjustment to the terms of the Transaction would result from the assignment, transfer or set-over and (D) Counterparty shall not be required to pay or deliver to the transferee or assignee under Section 2(d)(i)(4) of the Agreement any amount or number of Shares greater than the amount Counterparty would have been required to pay or deliver to Dealer in the absence of such transfer or assignment and (ii) Counterparty shall not receive from the transferee or assignee any amount or number of Shares less than it would have been entitled to receive in the absence of such transfer or assignment.

3. Calculation Agent:	Dealer, whose judgments, calculations, adjustments and other determinations as Calculation Agent and Determining Party shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or under any Supplemental Confirmation or to perform any obligation of the Calculation Agent hereunder or under any Supplemental Confirmation and such failure continues for five (5) Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any judgment, calculation, adjustment or other determination by the Calculation Agent or the Determining Party hereunder or under any Supplemental Confirmation, upon a written request by Counterparty, the Calculation Agent or Determining Party, as applicable, shall promptly (but in any event within three Scheduled Trading Days of Counterparty’s written request) provide to Counterparty by e-mail to the e_mail address provided by Counterparty a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail such determination and the basis for such determination (including any assumptions used in making such determination and any quotations, market data or information from internal or external sources), subject to the understanding that it shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such judgment, calculation, adjustment or determination.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished.

Exh. A-10

(b) Account for delivery of Shares to Counterparty:	To be furnished.

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

5. Offices:

The Office of Counterparty for each Transaction is:

Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for each Transaction is:

[•]

6. Notices: All notices under this Agreement shall be in writing and delivered by hand, overnight courier, mail, or e-mail and shall be sufficient if delivered in accordance with the following (or such other address as each party may specify in writing):

(a) Address for notices or communications to Counterparty:

Orion Office REIT Inc.

2325 E. Camelback Road, Suite 850

Phoenix, Arizona 85016

Attention: Paul C. Hughes

E-mail: PHughes@onlreit.com

(b) Address for notices or communications to Dealer:

[•]

7. Other Provisions:

(a) Conditions to Effectiveness. Each Transaction shall be effective if and only if Shares are sold by the Forward Seller on or after the relevant Trade Date and on or before the relevant Hedge Completion Date pursuant to the Equity Distribution Agreement. If the Equity Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Equity Distribution Agreement is terminated prior to the relevant Hedge Completion Date, the Confirmation shall remain in effect with respect to any Shares that had been sold by the Forward Seller on or after the relevant Trade Date and prior to such termination.

(b) Equity Distribution Agreement Representations, Warranties and Covenants. As of the date hereof and on the Trade Date and on each Settlement Date (as defined in the Equity Distribution Agreement) with respect to any Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Equity Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Equity Distribution Agreement as if such covenants were made in favor of Dealer.

Exh. A-11

(c) Interpretive Letter. Each party agrees and acknowledges that each Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Equity Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares (up to the Initial Base Amount) borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with such Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the aggregate Share Cap for all outstanding Transactions, solely for the purpose of settlement under such Transactions.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under a Transaction.

(v) With regard to bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Dealer shall use its reasonable efforts, based on the advice of counsel, to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Exh. A-12

(e) Additional Representations and Agreements of Counterparty. The representations and warranties of Counterparty set forth in Section 2 of the Equity Distribution Agreement are true and correct on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to any Transaction and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 2 of the Equity Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents, warrants and agrees as of any such date, the date hereof and the Trade Date for any Transaction as follows:

(i) Counterparty represents to Dealer that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is not entering into the relevant Supplemental Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act, and (D) Counterparty is acting in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) of the Exchange Act or Rule 10b-5 thereunder or any other provisions of the federal securities laws.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Master Confirmation and the relevant Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (A) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Master Confirmation and the relevant Supplemental Confirmation and (B) Counterparty is entering into the Agreement and this Master Confirmation and each Supplemental Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act. Counterparty and its Affiliates has not entered into or altered, and shall not enter into or alter, any transaction that hedges or offsets a Transaction. For purposes of the foregoing: (x) “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity, and (y) “control” when used with respect to any person or entity, means ownership of 50% or more of the voting power or value of such person or entity.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

Exh. A-13

(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or Counterparty reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), to the extent permitted by applicable law but in no event later than the time such announcement first is made (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation or any Supplemental Confirmation, under an agreement with another party or otherwise, that might reasonably be expected to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of a Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty. However, the foregoing shall not (a) limit Counterparty’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (b) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (c) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (d) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that are not expected to result in market transactions or (e) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Counterparty, and in connection with any such purchase under (a) through (e) above, Counterparty will be deemed to represent to Dealer that such purchase does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18).

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) or 102(b)(7) of Regulation M, that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of any Transaction or its performance of the terms hereof.

Exh. A-14

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of each Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act; provided, that Counterparty makes no such acknowledgment with respect to any law, rule, regulation or regulatory order that is applicable to Dealer solely because of the Dealer or any of its affiliates being a financial institution or broker-dealer.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Master Confirmation or any Supplemental Confirmation and the consummation of any Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction; (B) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (C) is entering into each Transaction for a bona fide business purpose.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

(xv) In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws. For the avoidance of doubt, this Paragraph 7(e)(xv) shall not apply to such portion of the Base Amount as is scheduled to settle on the Maturity Date pursuant to the proviso (A) set forth opposite the caption “Settlement Date” above.

(xvi) Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

Exh. A-15

(f) Acceleration Events. For each Transaction, each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under such Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under such Transaction that is greater than a rate equal to the Maximum Stock Loan Fee specified in the applicable Supplemental Confirmation (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date for such Transaction, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the relevant Supplemental Confirmation, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend or any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer

(iii) ISDA Termination.

(A) Dealer has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as a result of an Event of Default under Section 5(a)(i) of the Agreement (in which case Section 6 of the Agreement will apply) or to the extent the provisions of Paragraph 7(m) below apply, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement; or

(B) Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as a result of an Event of Default under Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party (in which case Section 6 of the Agreement will apply, subject to the provisions of Paragraph 7(y) hereof), the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement.

(iv) Other ISDA Events. The announcement of any event that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Hedging Disruption (with Dealer as the Hedging Party) or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, NYSE American, The Nasdaq Global Select Market or The Nasdaq

Exh. A-16

Global Market (or their respective successors) and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange; provided further that the definition of “Merger Event” provided in Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof; provided further that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). The “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order (other than any obligations under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g) Termination Settlement. For each Transaction, upon the occurrence of any Acceleration Event, (other than as provided for in Paragraph 7(f)), Dealer (or, in the case of an Acceleration Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such Event of Default or Termination Event pursuant to Section 6 of the Agreement) shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, provided that, in case of designation by Dealer, Dealer shall have the right to select the number of Settlement Shares relating to such Termination Settlement Date and, in case of designation by Counterparty, the number of Settlement Shares relating to such Termination Settlement Date shall be the Base Amount on such Termination Settlement Date; further provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer for any Transaction pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of such Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs

Exh. A-17

during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph 7(d)(ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer (but provided that Counterparty shall only be required to use reasonable best efforts to deliver any such documentation the delivery of which is not entirely within Counterparty’s control). In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement, this Master Confirmation or any Supplemental Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

Exh. A-18

(ii) If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement and will reimburse any Indemnified Party for all commercially reasonable expenses (including reasonable legal fees and reasonable expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom (whether or not such Indemnified Party is a party thereto), except to the extent determined in a final and non-appealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Master Confirmation, any Supplemental Confirmation or the Agreement. For each Transaction, the foregoing provisions shall survive any termination or completion of such Transaction. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the relevant Transaction.

(j) Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTIONS OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. Each Confirmation and any claim, controversy or dispute arising under or related to each Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof other than NYGOL Section 5-1401. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in any Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

Exh. A-19

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in any Supplemental Confirmation, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, each Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation, any Supplemental Confirmation or the Agreement prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer.

(n) Disclosure. Effective from the date of commencement of discussions concerning any Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of a Transaction, except in circumstances where the cash settlement thereof is within Counterparty’s control (including, without limitation, where Counterparty so elects to deliver cash or fails timely to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting any damages that may be payable by Counterparty as a result of a breach of or an indemnity under this Master Confirmation, any Supplemental Confirmation or the Agreement.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate Base Amount for all Transactions between Dealer and Counterparty pursuant to the Equity Distribution Agreement and (2) the denominator of which is the number of Shares outstanding on such day.

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares or any other voting class of securities of Counterparty concurrently deliverable to Dealer pursuant to any other transaction or Confirmation pursuant to the Equity Distribution Agreement (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder, including any “group” of which Dealer or its affiliates is a part, (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership and transfers set forth in Article VI of Counterparty’s Articles of Amendment and Restatement dated as of November 10, 2021 (the “Counterparty Stock Ownership Restriction”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares or any other voting class of securities of Counterparty concurrently deliverable to Dealer pursuant to any other transaction or Confirmation pursuant to the Equity Distribution Agreement (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly so beneficially own in excess of the Exchange Limit or (iv) such delivery would result in a

Exh. A-20

violation of the Counterparty Stock Ownership Restriction. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, and after taking into account any Shares or any other voting class of securities of Counterparty concurrently deliverable to Dealer pursuant to any other transaction or Confirmation pursuant to the Equity Distribution Agreement (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly so beneficially own in excess of the Exchange Limit or (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction, as applicable.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches on or prior to the applicable Settlement Date that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Upon request of Dealer, Counterparty shall promptly confirm to Dealer the number of Shares then outstanding and Dealer shall then promptly advise Counterparty with respect to any limitations under this Paragraph 7(q) applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Counterparty to notify Dealer of the number of Shares then outstanding nor a failure of Dealer to advise Counterparty with respect to any applicable limitations shall be deemed a default hereunder and notwithstanding such failure the remainder of this Paragraph 7(q) shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Counterparty to Dealer that Dealer was not entitled to receive under the terms of this Paragraph 7(q) shall not be deemed to satisfy any of the delivery obligations of Counterparty hereunder and Dealer shall promptly return such Shares to Counterparty, pending which Dealer shall be deemed to hold any such Shares solely as custodian for the benefit of Counterparty.

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that no Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to any Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than any Transaction governed by this Master Confirmation.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of any Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties, shall be set off against obligations in respect of any Transaction, whether arising under the Agreement, under any other

Exh. A-21

agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. Without limiting the generality of the foregoing and notwithstanding any contrary or otherwise inconsistent provision set forth in this Master Confirmation, any Supplement Confirmation or the Agreement, Dealer may not use any provision herein or therein or any other set-off or recoupment right hereunder or thereunder, by operation of law or otherwise as a basis for any action under or nonperformance of its obligations under any loan, letter of credit or other borrowing arrangement with Counterparty as borrower and to which Dealer or any affiliate of Dealer is a participating lender, with respect to which the terms of such loan, letter of credit or other borrowing arrangement shall control.

(u) Tax Matters.

(i)	For the purpose of Section 3(f) of the Agreement:

(A)	Dealer represents that it is:[1]

(1)	A “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2)	A national banking association organized or formed under the laws of the United States.

(3)	An exempt recipient under U.S. Treasury Regulations Section 1.6049-4(c)(1)(ii)(M).

(B)	Counterparty represents that it is:

(1)	A “U.S. person” (as that term is used in U.S. Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes.

(2)	A real estate investment trust that is an exempt recipient under Treasury Regulations Section 1.6049-4(c)(1)(ii)(J).

(ii)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iii)

Incorporation of the ISDA 2015 Section 871(m) Protocol. To the extent that either party to the Agreement with respect to any Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the definitions, provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the

[1]	To be updated for each Dealer.

Exh. A-22

Agreement with respect to such Transaction as if set forth in full herein, mutatis mutandis, as though such definitions and provisions were set out in full herein, with any such conforming changes as are necessary to deal with what would otherwise be inappropriate or incorrect cross references. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to any Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to such Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of such Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to such Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(iv)

Tax documentation. Both Counterparty and Dealer shall provide to each other (a) a valid and properly completed U.S. Internal Revenue Service Form W-9 and (b) any other form or document that may be required or reasonably requested by the other party in order to allow such other party to make a payment under this Master Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate. In each such case, such form or document shall be completed accurately and in a manner reasonably acceptable to the other party and shall be delivered (i) in the case of (a) and (b) above, on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided by the other party has become inaccurate or incorrect.

(v)

Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “change” in the fourth line thereof: “; provided that if a new account of one party is not in the same tax jurisdiction as the original account, the other party shall not be obliged to pay any greater amount and shall not be obliged to accept any lesser amount as a result of such change than would have been the case if such change had not taken place.”

(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event hereunder or thereunder or under the Equity Definitions (including, but not limited to, any right arising from any Acceleration Event).

(w) Ownership Limit. Counterparty represents and undertakes to Dealer that Dealer, solely in its capacity as “Forward Purchaser” or “Forward Seller” (each as defined in the Equity Distribution Agreement) and any of its agents or affiliates, each solely with respect to its entering into this Master Confirmation or any Supplemental Confirmation pursuant to the Equity Distribution Agreement and consummating the relevant Transactions and any other transactions pursuant to the Equity Distribution Agreement, will not, independently or collectively with any other Forward Purchasers or Forward Sellers or their agents or affiliates acting in connection with other confirmations pursuant to the Equity Distribution Agreement, or the Equity Distribution Agreement, be deemed to “own” any Shares underlying or deliverable pursuant to such confirmation or confirmations for purposes of the Counterparty Stock Ownership Restriction.

Exh. A-23

(x) Other Forward(s). Dealer acknowledges that Counterparty may enter into one or more substantially identical forward transactions for Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more Forward Purchasers (as defined in the Equity Distribution Agreement), other than Dealer. Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forward coincides for any period of time with an Unwind Period for any Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of any Transaction (and any other transaction between Dealer and Counterparty pursuant to the Equity Distribution Agreement with an overlapping Unwind Period for such transaction) only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.). Further, Counterparty shall not cause to occur, or permit to exist, any Forward Hedge Selling Period under a Transaction at any time that there is a “Forward Hedge Selling Period” or “Unwind Period” relating to any Other Forward and shall not cause to occur, or permit to exist, any Unwind Period under a Transaction at any time that there is a “Forward Hedge Selling Period” relating to any Other Forward. For the avoidance of doubt, the foregoing shall apply to any and all forward transactions for Shares between Counterparty and Dealer and Counterparty and any other Forward Purchasers entered into pursuant to the Equity Distribution Agreement.

(y) [U.S. Stay Regulations. The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Master Confirmation, any Supplemental Confirmation and the Agreement, and for such purposes this Master Confirmation, such Supplemental Confirmation and the Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Master Confirmation, any Supplemental Confirmation and the Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Master Confirmation, any Supplemental Confirmation and the Agreement, and for such purposes this Master Confirmation, such Supplemental Confirmation and the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Master Confirmation and any Supplemental Confirmation, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this section. In the event of any inconsistencies between this Master Confirmation,

Exh. A-24

any Supplemental Confirmation or the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to this “Master Confirmation,” any “Supplemental Confirmation” and the “Agreement” include any related credit enhancements entered into between the parties or provided by one to the other.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]2

(z) Other Matters. Counterparty represents that it is not a “financial end user” as defined in 12 CFR §45.2.

[Signature Page Follows]

[2]	To be customized for each Dealer.

Exh. A-25

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Master Confirmation and returning it to us.

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first above written:

ORION OFFICE REIT INC.

By:
Name:
Title:

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

Date:

To:	Orion Office REIT Inc.

2325 E. Camelback Road, Suite 850

Phoenix, AZ 85016

[email]

From:	[Dealer Name and Address]

Re: Supplemental Confirmation for Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Dealer Name] (“Dealer”) and Orion Office REIT Inc. (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of November [•], 2022 (the “Master Confirmation”) between Dealer and Counterparty, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[•], 20[•]

Forward Hedge Selling Period:	[•] – [•]

Forward Seller Commission Rate:	[•]%

Maturity Date:	[•], 20[•]

Spread:	[•]%

Additional Adjustment Time Period:	[•] consecutive Scheduled Trading Days

Initial Stock Loan Fee:	[•]%

Maximum Stock Loan Fee:	[•]%

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Very truly yours, [DEALER NAME] By:
Name:
Title:

Confirmed as of the date first above written:

ORION OFFICE REIT INC.

By:
Name:
Title:

SCHEDULE I3

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[_], 20[_]	USD [_]
[_], 20[_]	USD [_]
[_], 20[_]	USD [_]
[_], 20[_]	USD [_]
Maturity Date	USD 0.00

[3]	To be as set forth in the accepted Forward Instruction Notice.

ANNEX B

FORM OF PRICING SUPPLEMENT

Date:

To:	Orion Office REIT Inc.

2325 E. Camelback Road, Suite 850

Phoenix, AZ 85016

[email]

From:	[Dealer Name and Address]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction under the Master Confirmation dated as of November [•], 2022 (the “Master Confirmation”) between [Dealer Name] (“Dealer”) and Orion Office REIT Inc. (“Counterparty”), as supplemented by the Supplemental Confirmation dated as of [•] (the “Supplemental Confirmation,” and together with the Master Confirmation and this Pricing Supplement, the “Confirmation”).

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [•];

(b) the Base Amount shall be [•], subject to further adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price shall be USD [•].

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

Exhibit C

Form of Forward Instruction Notice

From:	Orion Office REIT Inc.
Cc:	Orion Office REIT LP
To:	[Agent]
Subject:	Forward Instruction Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of November 15, 2022 (the “Equity Distribution Agreement”), among Orion Office REIT Inc., a Maryland corporation (the “Company”), Orion Office REIT LP, a Maryland limited partnership and direct subsidiary of the Company (the “Operating Partnership”), and among other parties, [Forward Seller], as sales agent, forward seller and/or principal (in any such capacity, an “Agent”), and [Forward Purchaser], as forward purchaser (in such capacity, a “Forward Purchaser”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Equity Distribution Agreement or the Form of Master Confirmation set forth in Exhibit A (the “Form Confirmation”) to the Equity Distribution Agreement.

The Company desires to enter into a Forward, including a related Forward Contract substantially consistent with the Form Confirmation, in each case on the following terms:

Forward Hedge Selling Period:	[•]-[•]
[Designated Forward Hedge Shares:]	[•]
[Aggregate Maximum Forward Hedge Amount:]	$[•]
Minimum Share Price:[1]	$[•]
Forward Seller Commission Rate:	[•]%
Spread:	[•]%
Time Period for any “Additional Adjustment”:	[•] consecutive Scheduled Trading Days
Initial Stock Loan Fee:	[•]%
Maximum Stock Loan Fee:	[•]%
Maturity Date:	[•], 20[•]

Exh. C-1

[1] Adjustable by the Company during the Forward Hedge Selling Period.

Forward Price Reduction Dates / Amounts ($):	[•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•]
Other Deviations from the Form Confirmation:	[•]

Very truly yours,

ORION OFFICE REIT INC.

By:
Name:
Title:

Exh. C-2